NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FOURTH QUARTER AND FISCAL 2023 RESULTS

•Fiscal 2023 sales of $1.7 billion, up 13.4 percent from fiscal 2022
•Solid full Year GAAP diluted EPS of $3.89
•$174.3 million in adjusted earnings before interest, taxes, depreciation, amortization and other non-cash charges ("Adjusted EBITDA")
•Net income of $68.8 million versus $48.2 million in fiscal 2022
•Refinanced Senior Secured Term Loan B raising $550 million
•Repurchased 1.7 million shares for $54.7 million in fiscal 2023
•$173.2 million in cash and restricted cash
•Closed three acquisitions during the fiscal year - Florida Valve, Riordan, and Alliance Pump & Mechanical

Houston, TX – March 7, 2024 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and fiscal year ended December 31, 2023. The following are results for the three and twelve months ended December 31, 2023, compared to the three and twelve months ended December 31, 2022. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2023 financial highlights:

•Sales were $407.0 million or $6.7 million per day for the fourth quarter of 2023, compared to $406.3 million or $6.6 million per day for the fourth quarter of 2022.
•Diluted earnings per share for the fourth quarter was $0.94 based upon 17.0 million diluted shares, compared to $0.37 per share in the fourth quarter of 2022 based on 19.3 million diluted shares. Adjusted diluted earnings per shares was $1.12 per share compared to $0.50 per share for the fourth quarter of 2022.
•Adjusted earnings before interest, taxes, depreciation and amortization and other non-cash charges ("Adjusted EBITDA") for the fourth quarter of 2023 was $41.9 million compared to $31.6 million for the fourth quarter of 2022. Adjusted EBITDA as a percentage of sales was 10.3 percent and 7.8 percent, respectively.
•Free cash flow (cash flow from operating activities less capital expenditures) for the fourth quarter was $37.3 million or 92.1 percent of EBITDA.

Fiscal Year 2023 financial highlights:

•Sales increased 13.4 percent to $1.7 billion or $6.7 million per day, compared to $1.5 billion or $5.9 million per day for fiscal 2022.
•     Diluted earnings per share for 2023 was $3.89 based upon 17.7 million diluted shares, compared to $2.47 per share in 2022, based on 19.5 million basic shares. Adjusted diluted earnings per share was $4.09 per share compared to $2.69 per share in 2022.
•     Net income for the year increased $20.7 million to $68.8 million, compared to $48.2 million for fiscal 2022.
•    Adjusted EBITDA for 2023 was $174.3 million compared to $126.8 million for 2022. Adjusted EBITDA as a percentage of sales was 10.4 percent and 8.6 percent, respectively.
•     Free cash flow (cash flow from operating activities less capital expenditures) for fiscal 2023 was $94.0 million or 55.2 percent of EBITDA compared to $1.0 million in fiscal 2022.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Business segment financial highlights:
•Service Centers’ revenue for the fiscal year was $1.1 billion, an increase of 13.4 percent year-over-year with a 14.3 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the fiscal year was $273.2 million, an increase of 18.2 percent year over year with an 16.2 percent operating income margin.
•Supply Chain Services’ revenue for the fiscal year was $260.4 million, an increase of 8.3 percent year-over-year with a 8.3 percent operating margin.
David R. Little, Chairman and CEO commented, "Fiscal 2023 was another great year for DXP. DXPeople drove fourth quarter results, with strong performance across all business segments. Broad based business strength across the business helped us deliver 13.4 percent revenue growth on a year-over-year basis. This growth has fueled a healthy momentum coming into 2024. DXP’s Innovative Pumping Solutions sales were up 18.2 percent to $273.2 million, followed by Service Centers sales growing 13.4 percent to $1.1 billion and Supply Chain Services sales growing 8.3 percent at $260.4 million. Congratulations to all of our DXPeople for their hard work and efforts to serve our customers."

Mr. Little continued, "The sales momentum from the fourth quarter accompanied by our backlogs has positioned us for further success as we move into 2024. Additionally, we strengthened our balance sheet in the fourth quarter, raising a new Term Loan B which put an incremental $125 million in cash on the balance sheet. DXP’s balanced end markets, and our ability to continue to execute on acquisitions have set the stage for 2024. We see positive dynamics in our traditional end markets like oil & gas, as well as positive outlooks for end markets like water & wastewater. We are confident our growth strategy, coupled with a continued focus on improving margins and maintaining operational discipline will drive shareholder value."

Kent Yee, CFO commented, "Fiscal 2023 financial performance reflects the execution of our end market diversification efforts, our plans to grow both organically and through acquisitions, and continuous improvement in our operations and efficiency. Total sales and adjusted EBITDA grew 13.4 percent and 37.5 percent, respectively. Our fiscal 2023 diluted earnings per share was $3.89. We are pleased with the fourth quarter, and year-end results. We positioned our balance sheet in the fourth quarter to support our growth plans in 2024. DXP ended the year with $173.2 million in cash on the balance sheet and net debt of $375.5 million. DXP’s secured leverage ratio or net debt to EBITDA was 2.1:1.0 with a covenant EBITDA of $178.4 million for fiscal 2023. We expect to drive both organic and acquisition driven growth while driving shareholder and stakeholder value."

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, Adjusted Net Income attributable to DXP Enterprises, Inc., and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, free cash flow and Adjusted Net Income attributable to DXP Enterprises, Inc. referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2023	2022	2021

Sales	$1,678,600	$1,480,832	$1,113,921
Cost of sales	1,173,309	1,058,794	785,415
Gross profit	505,291	422,038	328,506
Selling, general and administrative expenses	366,569	324,286	288,649
Income from operations	138,722	97,752	39,857
Other (income) expense, net	(1,355)	2,716	(414)
Interest expense	53,146	29,135	21,089
Income before income taxes	86,931	65,901	19,182
Provision for income tax expense	18,119	17,799	3,431
Net income	68,812	48,102	15,751
Net loss attributable to noncontrolling interest	—	(53)	(745)
Net income attributable to DXP Enterprises, Inc.	68,812	48,155	16,496
Preferred stock dividend	90	90	90
Net income attributable to common shareholders	$68,722	$48,065	$16,406

Net income	$68,812	$48,102	$15,751
Foreign currency translation adjustments	435	(2,393)	747
Comprehensive income	$69,247	$45,709	$16,498

Basic	$4.07	$2.58	$0.87
Diluted	$3.89	$2.47	$0.83

Weighted average common shares outstanding:
Basic	16,870	18,631	18,949
Diluted	17,710	19,471	19,789

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash	$173,120	$46,026
Restricted cash	91	91
Accounts receivable, net of allowance of $5,584 and $7,610, respectively	311,171	320,880
Inventories	103,805	101,392
Costs and estimated profits in excess of billings	42,323	23,588
Prepaid expenses and other current assets	18,044	24,137
Total current assets	648,554	516,114
Property and equipment, net	61,618	45,964
Goodwill	343,991	333,759
Other intangible assets, net	63,895	79,585
Operating lease right of use assets, net	48,729	57,402
Other long-term assets	10,649	4,456
Total assets	$1,177,436	$1,037,280

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$5,500	$4,369
Trade accounts payable	96,469	92,805
Accrued wages and benefits	36,238	26,260
Customer advances	12,160	20,128
Billings in excess of costs and estimated profits	9,506	10,411
Short-term operating lease liabilities	15,438	18,083
Other current liabilities	48,854	40,845
Total current liabilities	224,165	212,901
Long-term debt, net of unamortized debt issuance costs and discounts	520,697	409,205
Long-term operating lease liabilities	34,336	40,189
Other long-term liabilities	17,359	9,593
Total long-term liabilities	572,392	458,987
Total liabilities	796,557	671,888
Shareholders' Equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B convertible preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,177,237 and 17,690,069 outstanding, respectively	345	345
Additional paid-in capital	216,482	213,937
Retained earnings	319,271	250,549
Accumulated other comprehensive loss	(31,240)	(31,675)
Treasury stock, at cost 4,141,989 and 2,435,352 shares, respectively	(123,995)	(67,780)
Total DXP Enterprises, Inc. equity	380,879	365,392
Total liabilities and equity	$1,177,436	$1,037,280

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2023	2022	2023	2022
Service Centers	$256,966	$279,378	$1,145,082	$1,009,356
Innovative Pumping Solutions	88,748	61,212	273,150	231,102
Supply Chain Services	61,330	65,704	260,368	240,374
Total DXP Sales	$407,044	$406,294	$1,678,600	$1,480,832

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2023	2022	2023	2022
Service Centers	$33,603	$31,807	$163,877	$127,174
Innovative Pumping Solutions	12,622	6,826	44,260	30,037
Supply Chain Services	5,001	5,238	21,524	19,530
Total segment operating income	$51,226	$43,871	$229,661	$176,741

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating income for reportable segments	$51,226	$43,871	$229,661	$176,741
Adjustment for:
Amortization of intangibles	3,025	4,957	18,231	18,915
Corporate and other expense, net	18,214	15,180	72,708	60,074
Total operating income	$29,987	$23,734	$138,722	$97,752
Interest expense	17,078	11,525	53,146	29,135
Other (income) expense, net	(1,876)	(227)	(1,355)	2,716
Income before income taxes	$14,785	$12,436	$86,931	$65,901

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income (loss) before income taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income attributable to DXP Enterprises, Inc.	$16,005	$7,154	$68,812	$48,155
Less: Net loss attributable to non-controlling interest (NCI)	—	885	—	(53)
Plus: Interest expense	17,078	11,525	53,146	29,135
Plus: Provision for income tax expense	(1,220)	4,397	18,119	17,799
Plus: Depreciation and amortization	8,637	7,175	30,105	28,500
EBITDA	$40,500	$31,136	$170,182	$123,536
Plus: NCI income before tax	—	—	—	227
Plus: other non-recurring items(1)	500	—	1,051	1,193
Plus: stock compensation expense	861	482	3,072	1,850
Adjusted EBITDA	$41,861	$31,618	$174,305	$126,806
(1) Other non-recurring items primarily include the loss associated with closing an international location for the year ended December 31, 2023 and the loss associated with the sale of a variable interest entity (VIE) for the year ended December 31, 2022.

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP (unaudited).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash from operating activities	$42,444	$3,638	$106,222	$5,894
Less: purchases of property and equipment, net	(5,160)	(1,490)	(12,263)	(4,916)
Free Cash Flow	$37,284	$2,148	$93,959	$978

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income attributable to DXP Enterprises, Inc., calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income attributable to DXP Enterprises, Inc.	$16,005	$7,154	$68,812	$48,155
One-time non-cash loss	—	—	—	1,193
One-time debt financing costs	1,981	1,972	1,981	2,103
Other non-recurring items	500	—	1,051	—
Adjustment for taxes*	517	533	632	890
Adjusted Net Income attributable to DXP Enterprises, Inc.	$19,003	$9,659	$72,476	$52,341

Weighted average common shares and common equivalent shares outstanding
Basic	16,177	18,422	16,870	18,631
Diluted	17,017	19,262	17,710	19,471

Diluted Earnings per Share	$0.94	$0.37	$3.89	$2.47
Adjusted Diluted Earnings per Share	$1.12	$0.50	$4.09	$2.69

* Adjustment for taxes relates to the tax effects of the adjustments that we incorporated into non-GAAP measures in order to provide a more meaningful measure of Adjusted Net Income attributable to DXP Enterprises, Inc. Also, we have included an adjustment for the normalizing of tax credits and adjustments. The year-to-date effective tax rate of 20.8 percent was applied to the one-time charges associated with the disposal of DXP's variable interest entity and one-time debt financing costs.

2023 Sales Per Business Day Reconciliation
($ thousands, except Business days, unaudited)

	Q1	Q2	Q3	Q4
Total Sales	$424	$428	$419	$407
Business Days	64	64	63	61
Sales Per Business Day	$6,629	$6,688	$6,655	$6,673

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Organic Sales and Acquisition Sales
($ thousands, unaudited)

	Twelve Months Ended December 31,
	2023	2022	2021
Service Centers	$1,145,082	$1,009,356	$816,496
Innovative Pumping Solutions	273,150	231,102	139,591
Supply Chain Services	260,368	240,374	157,834
Total DXP Sales	1,678,600	1,480,832	1,113,921
Acquisition Sales	33,078	41,527	147,472
Organic Sales	$1,645,522	$1,439,305	$966,449